UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

Achari Ventures Holdings Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40906	86-1671207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 Walnut Avenue, Suite 400

Clark, NJ 07066

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 340-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, par value $0.0001 per share, and one Redeemable Warrant	AVHIU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share	AVHI	The Nasdaq Stock Market LLC
Redeemable Warrants	AVHIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Achari Ventures Holdings Corp. I (the “Company,” “we”, “our” or “us”) filed its Annual Report on Form 10-K for the period January 25, 2021 (Inception) to December 31, (the “10-K”) with the U.S. Securities and Exchange Commission on March 29, 2022, which included in the statement of operations and the statement of changes in stockholders’ deficit (the “Financial Statements”) which contained an error relating to the recording of the excess of fair value over proceeds received for the private warrants issued at the time of IPO.

The charge mentioned above had been included in the Statement of Changes in Stockholders’ Deficit in the Financial Statements. The proper application of the accounting treatment calls for this charge to be included in the Statement of Operations. The proposed restatement reclassifies the charge. There is no impact on the overall stockholders’ deficit or any line items in the balance sheet.

The Audit Committee of the Board of Directors (the “Audit Committee”) after discussions with management has determined that the Financial Statements should no longer be relied upon due to the error contained therein relating to the issuance of private warrants, as described above.

As a result of the foregoing, on May 12, 2022, the Audit Committee, after discussions with the Company’s management, determined that the previously filed 10-K should be amended and restated to correct such error.

The Company’s management has concluded that in light of the error described above, a material weakness exists in the Company’s internal control over financial reporting related to the Company’s accounting and valuation for complex financial instruments and that, because of this material weakness, the Company’s disclosure controls and procedures were not effective as of December 31, 2021. The Company’s remediation plan with respect to such material weakness will be described in more detail in the amended Form 10-K/A.

The Company does not expect the above change will have any impact on its cash position and cash held in the trust account established in connection with the IPO.

The Audit Committee has discussed the matters disclosed in this Current Report on Form 8-K pursuant to this Item 4.02 with Marcum LLP, the Company’s independent registered public accounting firm.

In addition, the audit report of Marcum LLP included in the Company’s Annual Report filed on Form 10-K on March 29, 2022, should no longer be relied on.

Refer to the following table for additional information as to the impact of this adjustments to the Company’s Financial Statements for the period January 25, 2021 (inception) through December 31, 2021

Effect of Restatement

	As Reported	Adjustment	As Adjusted
STATEMENT OF OPERATIONS FOR THE PERIOD JANUARY 25, 2021 (INCEPTION) TO DECEMBER 31, 2021
Issuance of private warrants (net of offering costs)	—	(4,636,666)	(4,636,666)
Total other income	7,672,604	(4,636,666)	3,035,938
Net Income	7,375,422	(4,636,666)	2,738,756
Basic and diluted net income per share, common stock	1.49	(0.94)	0.55
STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE PERIOD JANUARY 25, 2021 (INCEPTION) TO DECEMBER 31, 2021
Issuance of private warrants (net of offering costs)	(4,636,666)	4,636,666	—
Net Income	7,375,422	(4,636,666)	2,738,756
			—
Total shareholders’ deficit	(4,876,037)		(4,876,037)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHARI VENTURES HOLDINGS CORP. I

Dated: May 13, 2022

	By:	/s/ Vikas Desai
		Name:	Vikas Desai
		Title:	Chief Executive Officer